Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RESULTS FOR SECOND QUARTER FISCAL 2017

OVERLAND PARK, Kan., March 9, 2017 — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today announced financial results for its second fiscal quarter ended January 31, 2017. The Company reported net earnings attributable to Ferrellgas Partners, L.P. of $38.1 million, compared to net earnings of $57.1 million for the same period in 2016.

Adjusted EBITDA was $105.0 million, compared to $138.3 million in the prior year period primarily due to decreased contributions from the midstream crude oil logistics segment.

Propane gallons sold were up 7% to 267.7 million gallons, compared to 250.2 million gallons in the prior year period. Operating income generated by the propane and related equipment sales segment was $95.3 million, compared to $97.8 million in the prior year period.

“Weather for the second fiscal quarter was 4% colder than last year but a stunning 14% warmer than normal,” said James E. Ferrell, the Company’s interim President and Chief Executive Officer. “Our efforts to increase market share resulted in gallons increasing approximately 7%, but resulted in overall margins lower than the prior year period, due to customer mix and location.”

Mr. Ferrell continued, “The leadership changes we announced earlier this year are going to reap significant benefits. Dan Giannini at Bridger and Geoff Berger at Blue Rhino are going to drive growth and improved results. In addition, Randy Schott, a 28-year veteran of Ferrellgas and Sr. Vice President in charge of our large Retail propane business has also instilled a growth mindset in his people. Morale in the company could not be higher.”

At the end of the second fiscal quarter, the Company’s leverage ratio was 5.81x, which was lower than the limit allowed under its secured credit facility and accounts receivable securitization facility, as amended in September 2016.

Mr. Ferrell added, “We were pleased to be able to upsize the Company’s recent note issuance to $175 million. Our goal is to return to a leverage ratio of 4.5x or a level we deem appropriate for our business.”

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 28, 2016. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other

1

variations of them or comparable terminology. Forward-looking statements, include, but are not limited to: Ferrellgas’ debt reduction plans, Ferrellgas’ leverage ratio reduction plans, statements regarding future unitholder returns, growth and improved results, plans to increase the utilization of certain assets, the anticipated impact of Ferrellgas’ actions on its balance sheet and liquidity position, and the anticipated impact of Ferrellgas’ leadership changes. While Ferrellgas believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: risks related to Ferrellgas’ ability to generate sufficient cash flow to pay distributions, to make payments on its debt obligations and to execute its business plan; Ferrellgas’ ability to access funds on acceptable terms, if at all, because of the terms and conditions governing its indebtedness or otherwise; local, regional and national economic conditions and the impact they may have on Ferrellgas and its customers; the effect of weather conditions on the demand for propane; the prices of wholesale propane, motor fuel and crude oil; disruptions to the supply of propane; the termination or non-renewal of certain arrangements or agreements; adverse changes in our relationships with our national propane customers; significant delays in the collection of, or uncollectibility of, accounts or notes receivable; the financial condition of Ferrellgas’ customers; and the failure of any customer to perform its contractual obligations. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2016, the Form 10-Q of these entities for the fiscal quarter ended January 31, 2017, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, Ferrellgas undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com, 913-661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com, 913-661-1833

-#-

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	January 31, 2017	July 31, 2016
ASSETS

Current Assets:
Cash and cash equivalents	$14,710	$4,965
Accounts and notes receivable, net (including $181,851 and $106,464 of accounts receivable pledged as collateral at January 31, 2017 and July 31, 2016, respectively)	223,978	149,583
Inventories	114,862	90,594
Prepaid expenses and other current assets	37,729	39,973
Total Current Assets	391,279	285,115

Property, plant and equipment, net	747,045	774,680
Goodwill, net	256,103	256,103
Intangible assets, net	264,165	280,185
Other assets, net	87,028	87,223
Total Assets	$1,745,620	$1,683,306

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$108,271	$67,928
Short-term borrowings	65,599	101,291
Collateralized note payable	133,000	64,000
Other current liabilities	134,945	128,958
Total Current Liabilities	441,815	362,177

Long-term debt (a)	1,966,909	1,941,335
Other liabilities	33,428	31,574
Contingencies and commitments

Partners’ Deficit:
Common unitholders (97,152,665 and 98,002,665 units outstanding at January 31, 2017 and July 31, 2016)	(641,239)	(570,754)
General partner unitholder (989,926 units outstanding at January 31, 2017 and July 31, 2016)	(66,387)	(65,835)
Accumulated other comprehensive income (loss)	14,430	(10,468)
Total Ferrellgas Partners, L.P. Partners’ Deficit	(693,196)	(647,057)
Noncontrolling Interest	(3,336)	(4,723)
Total Partners’ Deficit	(696,532)	(651,780)
Total Liabilities and Partners’ Deficit	$1,745,620	$1,683,306

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is the 8.625% notes due in 2020 which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, SIX AND TWELVE MONTHS ENDED JANUARY 31, 2017 AND 2016

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2017	2016	2017	2016	2017	2016
Revenues:
Propane and other gas liquids sales	$437,375	$376,856	$679,774	$622,157	$1,259,985	$1,323,945
Midstream operations	96,787	188,333	204,831	382,003	448,066	474,123
Other	45,088	84,049	74,187	116,224	169,724	237,378
Total revenues	579,250	649,238	958,792	1,120,384	1,877,775	2,035,446

Cost of sales:
Propane and other gas liquids sales	235,029	174,829	354,241	296,580	622,094	678,298
Midstream operations	87,024	148,443	181,666	302,047	350,853	374,450
Other	20,657	55,774	32,403	70,222	88,418	150,956

Gross profit	236,540	270,192	390,482	451,535	816,410	831,742

Operating expense	112,509	116,463	217,501	231,444	443,967	453,696
Depreciation and amortization expense	25,607	37,367	51,809	74,346	127,976	125,673
General and administrative expense	11,429	12,062	23,911	24,302	48,188	59,284
Equipment lease expense	7,416	7,278	14,765	14,310	29,288	27,256
Non-cash employee stock ownership plan compensation charge	2,945	3,141	6,699	8,397	25,897	24,948
Non-cash stock-based compensation charge (a)	1,417	(2,456)	3,298	5,666	6,956	15,218
Asset impairments	—	—	—	29,316	628,802	29,316
Loss on asset sales and disposal	45	2,524	6,468	17,441	19,862	22,165

Operating income (loss)	75,172	93,813	66,031	46,313	(514,526)	74,186

Interest expense	(36,819)	(34,730)	(72,247)	(68,518)	(141,666)	(120,627)
Other income (expense), net	763	(298)	1,271	(420)	1,801	(143)

Earnings (loss) before income taxes	39,116	58,785	(4,945)	(22,625)	(654,391)	(46,584)

Income tax expense (benefit)	588	1,030	(2)	186	(224)	(660)

Net earnings (loss)	38,528	57,755	(4,943)	(22,811)	(654,167)	(45,924)

Net earnings (loss) attributable to noncontrolling interest (b)	430	628	32	(145)	(6,443)	(295)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	38,098	57,127	(4,975)	(22,666)	(647,724)	(45,629)

Less: General partner’s interest in net earnings (loss)	381	571	(50)	(227)	(6,477)	(456)

Common unitholders’ interest in net earnings (loss)	$37,717	$56,556	$(4,925)	$(22,439)	$(641,247)	$(45,173)

Earnings (loss) Per Unit
Basic and diluted net loss per common unitholders’ interest	$0.39	$0.58	$(0.05)	$(0.23)	$(6.57)	$(0.48)

Weighted average common units outstanding	97,152.7	98,334.4	97,305.1	99,355.6	97,652.0	93,169.4

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2017	2016	2017	2016	2017	2016
Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$38,098	$57,127	$(4,975)	$(22,666)	$(647,724)	$(45,629)
Income tax expense (benefit)	588	1,030	(2)	186	(224)	(660)
Interest expense	36,819	34,730	72,247	68,518	141,666	120,627
Depreciation and amortization expense	25,607	37,367	51,809	74,346	127,976	125,673
EBITDA	101,112	130,254	119,079	120,384	(378,306)	200,011
Non-cash employee stock ownership plan compensation charge	2,945	3,141	6,699	8,397	25,897	24,948
Non-cash stock based compensation charge (a)	1,417	(2,456)	3,298	5,666	6,956	15,218
Asset impairments	—	—	—	29,316	628,802	29,316
Loss on asset sales and disposal	45	2,524	6,468	17,441	19,862	22,165
Other (income) expense, net	(763)	298	(1,271)	420	(1,801)	143
Change in fair value of contingent consideration (included in operating expense)	—	—	—	(100)	—	(100)
Severance costs of $414 and $938 included in operating expense for the six and twelve months ended period January 31, 2017 and $490, $1,545 and $1,618 included in general and administrative expense for the three, six and twelve months ended January 31, 2017. Also includes $805 included in in operating expense for the six and twelve months ended January 31, 2016 and $51 included in in general and administrative expense for the six and twelve months ended January 31, 2016.	490	—	1,959	856	2,556	856
Litigation accrual and related legal fees associated with a class action lawsuit (included in general and administrative expense)	—	—	—	—	—	83
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives not designated as hedging instruments of $(1,134), $(3,011) and $(6,160) included in operating expense for the three, six and twelve months ended January 31, 2017 and $3,696, $4,734 and $7,146 for the three, six and twelve months ended January 31, 2016. Also includes $488, $796 and $174 included in midstream operations cost of sales for the three, six and twelve months ended January 31, 2017, respectively and $174 for each of the three, six and twelve months ended January 31, 2016.	(646)	3,870	(2,215)	4,908	(5,986)	7,320
Acquisition and transition expenses (included in general and administrative expense)	—	70	—	85	14	16,458
Net earnings (loss) attributable to noncontrolling interest (b)	430	628	32	(145)	(6,443)	(295)
Adjusted EBITDA (c)	105,030	138,329	134,049	187,228	291,551	316,123
Net cash interest expense (d)	(34,712)	(33,905)	(68,330)	(66,407)	(134,783)	(116,380)
Maintenance capital expenditures (e)	(3,754)	(3,214)	(7,076)	(9,429)	(14,784)	(19,329)
Cash paid for taxes	(25)	(5)	(26)	(5)	(798)	(451)
Proceeds from asset sales	2,313	1,863	4,033	2,876	7,180	6,052
Distributable cash flow to equity investors (f)	68,852	103,068	62,650	114,263	148,366	186,015
Distributable cash flow attributable to general partner and non-controlling interest	1,377	2,061	1,253	2,285	2,968	3,720
Distributable cash flow attributable to common unitholders (g)	67,475	101,007	61,397	111,978	145,398	182,295
Less: Distributions paid to common unitholders	9,715	50,223	59,506	101,666	159,959	184,384
Distributable cash flow excess/(shortage)	$57,760	$50,784	$1,891	$10,312	$(14,561)	$(2,089)

Propane gallons sales
Retail - Sales to End Users	201,580	189,460	312,768	300,433	565,106	569,071
Wholesale - Sales to Resellers	66,152	60,781	118,142	111,347	232,916	238,167
Total propane gallons sales	267,732	250,241	430,910	411,780	798,022	807,238

Midstream operations barrels
Salt water volume processed	4,002	4,222	7,705	8,956	15,292	17,272
Crude oil hauled	13,005	24,345	24,269	48,609	55,071	59,056
Crude oil sold	1,326	1,593	3,118	3,103	6,875	3,599

(a)              Non-cash stock-based compensation charges consist of the following:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2017	2016	2017	2016	2017	2016
Operating expense	$567	$(466)	$661	$752	$1,177	$2,315
General and administrative expense	850	(1,990)	2,637	4,914	5,779	12,903
Total	$1,417	$(2,456)	$3,298	$5,666	$6,956	$15,218

(b)              Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)               Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, asset impairments, loss on asset sales and disposal, other (income) expense, net, change in fair value of contingent consideration, severance costs, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) losses (gains) on changes in fair value of derivatives not designated as hedging instruments, acquisition and transition expenses and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)              Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)               Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)                Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures, cash paid for taxes, and proceeds from asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)     Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to common unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.